UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2009, YRC Worldwide Inc. (the “Company”) successfully concluded an amendment to its Credit Agreement (as defined below) and to its ABS Facility (as defined below).

Credit Agreement Amendment

On August 28, 2009, the Company and certain of its subsidiaries entered into Amendment No. 10 to the Credit Agreement (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of August 17, 2007 (as amended prior to the date hereof, the “Credit Agreement”), among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as agent (the “Administrative Agent”), and the other lenders that are parties thereto. The Credit Agreement continues to provide the Company with a $950 million senior revolving credit facility, including sublimits available for borrowings under certain foreign currencies and for letters of credit, and a senior term loan in an aggregate outstanding principal amount of approximately $111.5 million.

Financial Covenants

The Credit Agreement Amendment suspends the requirement that the Company maintain liquidity equal to or greater than $100 million at all times until October 13, 2009.

Revolver Reserve

The Credit Agreement Amendment extends the date upon which the revolving commitments would be permanently reduced by an amount equal to the then current revolver reserve amount to 12:00 a.m., October 13, 2009. The Credit Agreement Amendment also extends to October 12, 2009 the date through which the net cash proceeds received by the Company from certain real estate asset sales will be applied to prepay the outstanding revolving loans, and 50% of such prepayment amount will increase the revolver reserve amount.

As of August 31, 2009, the revolver reserve amount is equal to approximately $100 million and was not increased by the first $50 million of net cash proceeds received from July 30, 2009 through August 31, 2009 with respect to real estate asset sales pursuant to the terms of the Credit Agreement.

Asset Sales

The Credit Agreement Amendment increases to $400 million the net cash proceeds the Company can receive from asset sales consummated during 2009 (other than certain specified asset sales, including the sale and leaseback transaction entered into in December 2008 between the Company and NATMI Truck Terminals, LLC).

ABS Facility Amendment

On August 28, 2009, the Company, as Performance Guarantor, and the parties to the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, the “ABS Facility”), among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; the financial institutions party thereto, as Committed Purchasers; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent; The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as Amsterdam Agent; and JPMorgan Chase Bank, N.A., as Falcon Agent (which, together with the Wachovia Agent, the Three Pillars Agent and the Amsterdam Agent, are referred to as the “Co-Agents”) and Administrative Agent entered into Amendment No. 8 to the ABS Facility (the “ABS Amendment”). The ABS Amendment suspends the requirement that the Company maintain liquidity equal to or greater than $100 million at all times until October 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: August 31, 2009	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

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